UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 10, 2014, Cadence Pharmaceuticals, Inc. (the “Company” or “Cadence”) entered into an agreement and plan of merger (“Merger Agreement”) with Mallinckrodt plc (“Parent”) and Madison Merger Sub, Inc., a wholly owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Merger Sub will commence a tender offer (“Offer”) on or before February 26, 2014, but in no event earlier than February 19, 2014, to acquire all of the outstanding shares of common stock of the Company at a purchase price of $14.00 per share in cash, without interest (the “Offer Price”). The Merger Agreement includes a remedy of specific performance and is not subject to a financing condition.

The obligation of Merger Sub to purchase the shares of common stock of the Company validly tendered pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn a number of shares of common stock of the Company that, when added to the shares then owned by Parent and its subsidiaries, represents one more than 50% of the total number of shares of common stock of the Company outstanding at the time of the expiration of the Offer, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the representations and warranties and compliance with covenants contained in the Merger Agreement, (iv) the absence of any law, order, injunction or decree by any government, court or governmental entity that would make illegal or otherwise prohibit the Offer or the Merger, (v) there not having been a material adverse effect with respect to the Company, (vi) the delivery of certain audited and unaudited financial statements, and (vii) other customary conditions.

The Merger Agreement contains certain termination rights in favor of each the Company and Parent, including under certain circumstances, the requirement for the Company to pay to Parent a termination fee of approximately $20.2 million, or approximately 1.5% of the purchase price. The Company has also agreed (i) to cease any existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and (ii) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any stockholder approvals (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company, other than any shares owned by Parent, Merger Sub or any wholly owned subsidiary of Parent or held in the treasury of the Company, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price. In addition, (i) effective as of immediately prior to the Effective Time, each outstanding Company stock option will fully vest and automatically be canceled and terminated as of the Effective Time and the holder thereof will be entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of (A) the number of shares of common stock of the Company underlying such option multiplied by (B) the excess, if any, of the Offer Price over the exercise price per share of such option, (ii) effective as of immediately prior to the Effective Time, each outstanding Company restricted stock unit, other than any Company restricted stock unit issued or awarded on or after January 1, 2014 (collectively, the “Specified Restricted Stock Units”), will fully vest and the restrictions thereon will lapse, and each such restricted stock unit will be canceled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of (A) the Offer Price multiplied by (B) the number of shares of common stock of the Company underlying such restricted stock unit, and (iii) at the Effective Time, each outstanding Specified Restricted Stock Unit will be canceled and converted into an award (a “Converted Award”) representing the right to receive an amount in cash equal to the product of (A) the Offer Price multiplied by (B) the number of shares of Common Stock of the Company underlying such Specified Restricted Stock Unit. Each Converted Award shall continue to vest and be settled in cash in accordance with the terms of the applicable Specified Restricted Stock Unit award agreement, subject to accelerated vesting under certain circumstances, including in the event of the holder’s death or disability or an involuntary termination of employment that would otherwise qualify the holder to severance under any employment or severance plan or agreement to which the holder is a party or in which the holder is eligible to participate as of the date of grant. The foregoing treatment of the Specified Restricted Stock Unit Awards will supersede any more favorable vesting provisions in the Company’s equity plan or any employment or severance plan or agreement to which the holder is a party or in which the holder is eligible to participate (including the executive employment agreements).

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals.

The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend acceptance of the Offer by the Company’s stockholders. The board of directors of Parent has also unanimously approved the transaction. The Company expects to complete the Merger in mid to late March 2014, subject to the satisfaction of the closing conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of the agreement have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on February 10, 2014, certain officers, directors and stockholders of the Company entered into a tender and support agreement (the “Tender and Support Agreement”) with Parent and Merger Sub, pursuant to which each such person or entity agreed, among other things, to tender his, her or its shares of common stock of the Company pursuant to the Offer. As of February 7, 2014, these stockholders owned a number of shares of common stock of the Company equal to approximately 13% of the outstanding shares of common stock of the Company after taking into account shares issuable upon the net exercise of outstanding warrants. The Tender and Support Agreement terminates in the event the Merger Agreement is terminated. The foregoing description of the Tender and Support Agreement is not complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2014, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to amend the Amended and Restated Bylaws of the Company, as amended (the

“Bylaws”), and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective immediately upon its adoption.

The Bylaw Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine.

The above description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is attached hereto as Exhibit 3.1.

Item 8.01.	Other Events.

On February 11, 2014, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc.

3.1	Second Amendment to Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.

99.1	Tender and Support Agreement, dated February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and certain stockholders of Cadence Pharmaceuticals, Inc.

99.2	Press Release, issued by Cadence Pharmaceuticals, Inc. and Mallinckrodt plc, dated February 11, 2014.

Notice to Investors

The Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any securities of Cadence. The solicitation and the offer to buy shares of Cadence’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, Cadence will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Cadence on Schedule 14D-9 and related materials with respect to the tender offer and the merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Cadence under the “Investors” section of Cadence’s website at www.cadencepharm.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF CADENCE AND ANY AMENDMENTS THERETO,

AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Cadence’s actual future results may differ materially from Cadence’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Cadence’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Cadence, including the risks detailed under “Risk Factors” and elsewhere in Cadence’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by Cadence in connection with the Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

Date: February 11, 2014	By:	/s/ Theodore R. Schroeder
	Name:	Theodore R. Schroeder
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc.

3.1	Second Amendment to Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.

99.1	Tender and Support Agreement, dated February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and certain stockholders of Cadence Pharmaceuticals, Inc.

99.2	Press Release, issued by Cadence Pharmaceuticals, Inc. and Mallinckrodt plc, dated February 11, 2014.